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                                                                    EXHIBIT 10.2


                   BURLINGTON NORTHERN SANTA FE CORPORATION

                     AMENDMENT OF THE BURLINGTON NORTHERN
                      SANTA FE ESTATE ENHANCEMENT PROGRAM
                      -----------------------------------


     WHEREAS, the Board of Directors of Burlington Northern Santa Fe Corporation ("Company") adopted the Burlington Northern Santa Fe Estate Enhancement Program ("Program") on April 18, 1996;

     WHEREAS, pursuant to Section 6.1 of the Plan, the Plan may be amended by the Company; and

     WHEREAS, the Compensation Committee of the Board of Directors has recommended the amendment of the Program;

     NOW THEREFORE, IT IS RESOLVED, that the Program be amended as set forth below:


     1. Section 3.6 shall be deleted in its entirety and replaced by the following:

               3.6  Election to Forego Salary.  As a condition of participating
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          in this Plan, each Participant will be required to make a one-time irrevocable election to forego a specified portion of his salary for each 12-month period beginning on and after the Policy Date of the Policy (as defined in the Policy), with such election to remain in effect until the first to occur of (a) the date which is the third
          (3rd), fourth (4th), or fifth (5th) annual anniversary of the Policy Date, based upon Participant's deferral election hereunder, (b) the date on which the Participant terminates employment with the Company or Subsidiary, or (c) the date on which the related Split-Dollar Agreement terminates in accordance with subsection 4.8. The Participant shall make such election by execution of an "Agreement to Forego Salary" prior to the Policy Date, which agreement shall specify a level dollar amount of salary which the Participant elects to forego during each such 12-month period, which dollar amount will be at least $50,000 and no more than $150,000 for each 12-month period. The amounts which a Participant agrees to forego pursuant to this subsection 3.6 shall be included in determining the amounts of the Participant's "compensation" under any nonqualified supplemental pension plan or group life insurance plan maintained by the Company but shall be disregarded for purposes of all other plans or arrangements maintained by the Company and the Subsidiaries. If the Participant's election to forego salary is no longer in effect because of his termination of employment with the Company or Subsidiary as described in (b) of this subsection 3.6, and such termination is
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          for a reason other than the Participant's disability (as determined by the Plan Administrator) or death, then, in accordance with subsection 4.4(c), the Owner will be required to pay to the Company, as part of the Owner's Policy Year Contribution to Premium for the remainder of the Policy Year in which such termination occurs and for each succeeding Policy Year until the date that is three (3), four (4), or five (5) years after the Policy Date, based upon Participant's deferral election hereunder, an amount equal to the level amount of salary which the Participant had elected to forego for a 12-month period under this subsection 3.6. (such amount to be pro-rated for payments made for the remainder of the Policy year in which the termination of employment occurs), reduced by thirty-five percent (35%), each such reduced amount hereinafter referred to as the "Owner's Special Contribution".


     2. Section 4.4 shall be amended by deleting the phrase "five (5) years" where it twice appears in the last sentence thereof and inserting "three
     (3), four (4), or five (5) years based upon Participant's deferral election under Section 3.6" in its stead.

     3.   Sections 4.8(a)(ii), 4.8(a)(iii), 4.8(a)(iv), 4.8(b)(i), 4.8(b)(ii),
     4.8(b)(iii), 4.8(b)(iv) shall be amended by deleting the phrase "five (5) years" wherever it appears therein and inserting "three (3), four (4), or five (5) years based upon Participant's deferral election under Section 3.6" in its stead.


     FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.



Fort Worth, Texas
December 3, 1998